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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 30, 1998, with respect to the consolidated financial statements of The Bank of New York Company, Inc. included in its Annual Report to Shareholders incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997 which is incorporated by reference in the Registration Statement on Form S-3 and Prospectus related to the registration of $1,500,000,000 of Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock, no par value, Class A, $2 Par Value Preferred Stock, $7.50 Par Value Common Stock and Trust Preferred Securities and the related guarantees.

                                          /s/ Ernst & Young LLP

New York, New York
December 30, 1998